Exhibit 5

              [LETTERHEAD OF PENNSYLVANIA POWER & LIGHT COMPANY]

                                             July 30, 1997

          PP&L Resources, Inc.
          Two North Ninth Street
          Allentown, Pennsylvania  18101

          Dear Sirs:

                    I am Senior Counsel of Pennsylvania Power &
          Light Company, a direct subsidiary of PP&L Resources, Inc. ("Resources"), and, as such, am familiar with its affairs, including the proposed Merger (as defined below).

                    With respect to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Resources on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), in connection with the issuance by Resources of up to 6,800,000 shares of its Common Stock, par value $.01 per share (the "Shares"), in connection with a proposed merger (the "Merger") of Keystone Merger Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Resources, with and into Penn Fuel Gas, Inc., a Pennsylvania corporation ("PFG"), with PFG surviving the Merger as a wholly-owned subsidiary of Resources, pursuant to an Agreement and Plan of Merger, dated as of June 26, 1997 (the "Merger Agreement"), I hereby advise you as follows:

                    1.   Resources is a corporation validly
          organized and existing under the laws of the Commonwealth of Pennsylvania.

                    2.   When the Shares have been issued in
          accordance with the terms of the Merger Agreement as set forth in the Registration Statement, as the same may be amended, the Shares will be validly issued, fully paid and nonassessable.

                    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement and the prospectus constituting a part thereof under the caption "Legal Matters."

                                        Very truly yours,

                                        /s/ Michael A. McGrail
                                        Michael A. McGrail